UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-8

REGISTRATION
STATEMENT
UNDER THE SECURITIES ACT OF 1933

Asure Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-2415696 (I.R.S. Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Asure Software, Inc.
2009 Equity Plan
 (Full Title of the Plan)

David Scoglio
Chief Financial Office and Secretary
Asure Software, Inc.
110 Wild Basin Road, Suite 100
Austin, TX 78746
 (Name and address of agent for service)

(512)-437-2700
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	350,000	$2.96	$1,036,000	$120.28

(1)
This Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the Asure Software, Inc. 2009 Equity Plan relating to adjustments for changes resulting from a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or an extraordinary cash dividend.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the NASDAQ Stock Exchange on June 27, 2011.

Part I
Information Required in the 10(a) Prospectus

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I of Form S-8 (plan information, registrant information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the "Commission") Rule 428(b)(1).  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus (the “Section 10(a) Prospectus”) that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Part II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference herein:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 31, 2011;

(b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 13, 2011;

(c) Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof), filed with the Commission on January 21, 2011, March 31, 2011, May 27, 2011, June 3, 2011; and

(d) the description of the Common Stock of the Registrant set forth in the Registration Statement on Form 8-A, filed with the Commission on March 31, 1992, including any amendment or report filed for the purpose of updating such description; and

(e) the description of certain rights of the Registrant in connection with each outstanding share of Common Stock contained in the Company's Registration Statement on Form 8-A/A, filed with the Commission on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") permits the board of directors of a corporation to indemnify any person against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, as the case may be, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, Section 145 of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

The Registrant's Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for certain limited exemptions.

In addition, the Restated Certificate provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.   The Registrant shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Restated Certificate further states that any indemnification set forth above (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

In addition, the Registrant has insurance policies that provide liability coverage to directors and officers while acting in such capacities.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the three months ended October 31, 2004).
4.2	Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 2009).
4.3
Amended and Restated Rights Agreement, dated as of October 28, 2009 between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated October 28, 2009).

5.1	Opinion of Becker Legal Group LLC
23.1	Consent of Becker Legal Group LLC (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24	Powers of Attorney (included in the Signature Page to this Registration Statement)
99.1	Asure Software, Inc. 2009 Equity Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 21, 2009).

Item 9.  Undertakings.

(a)                                                                                  The Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                                                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                                                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 28th day of June, 2011.

ASURE SOFTWARE, INC.

By:	/s/ Patrick Goepel
Name:	Patrick Goepel
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints, jointly and severally, Patrick Goepel and David Scoglio, or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this on this 28th day of June, 2011.

Signatures	Title

/s/ Patrick Goepel	Chairman and Chief Executive Officer
Patrick Goepel	(principal executive officer)

/s/ David Scoglio	Chief Financial Officer
David Scoglio	(principal accounting officer)

/s/ David Sandberg
David Sandberg	Chairman of the Board of Directors

/s/ Adrian Pertierra	Director
Adrian Pertierra

/s/ Jeffrey Vogel	Director
Jeffrey Vogel

/s/ Matthew Behrent	Director
Matthew Behrent

/s/ J. Randall Waterfield	Director
J. Randall Waterfield

Exhibit Index

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the three months ended October 31, 2004).
4.2	Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 21, 2009).
4.3
Amended and Restated Rights Agreement, dated as of October 28, 2009 between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated October 28, 2009).

5.1	Opinion of Becker Legal Group LLC
23.1	Consent of Becker Legal Group LLC (included in the opinion filed as Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24	Powers of Attorney (included in the Signature Page to this Registration Statement)